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                                                                   EXHIBIT 21.01

                             BROOKS AUTOMATION, INC.
                         Subsidiaries of the Registrant

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
Name                                                             Jurisdiction
----                                                             ------------
AutoSimulations Asia Pacific Pte Ltd.                            Singapore
AutoSimulations Ltd.                                             United Kingdom
Auto-Soft Ltd.                                                   Scotland
Brooks Automation AG                                             Switzerland
Brooks Automation Asia Ltd.                                      Korea
Brooks Automation GmbH                                           Germany
Brooks Automation Holding BV B.A.                                Belgium
Brooks Automation Holding GmbH                                   Germany
Brooks Automation International, Inc.                            Barbados
Brooks Automation K.K.                                           Japan
Brooks Automation Korea, Ltd.                                    Korea
Brooks Automation Ltd.                                           United Kingdom
Brooks Automation Luxembourg S.A.R.L.                            Luxembourg
Brooks Automation Massachusetts Securities Corporation           Massachusetts
Brooks Automation NV                                             Belgium
Brooks Automation Offshore International                         Caymans
Brooks Automation, Pte Ltd.                                      Singapore
Brooks Automation SARL                                           France
Brooks Automation SDN. BHD.                                      Malaysia
Brooks Automation Software Corporation                           Canada
Brooks Automation Taiwan Company Ltd.                            Taiwan
Brooks Hanyon Inc.                                               Korea
Brooks Automation B.V.                                           The Netherlands
FASTech International Ltd.                                       Ireland
Sim Core SA                                                      France
Sim Con Logistics Decision Support GmbH                          Germany
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